UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On August 3, 2009 we announced that we entered into a Collaborative Research, Development, Commercialization and License Agreement with Firmenich SA for novel flavor ingredients intended to provide a sweet enhancement taste effect of sucrose, fructose or various forms of rebaudioside in select product categories on a worldwide basis. The agreement provides Firmenich with exclusive rights for the development and commercialization of existing and newly discovered flavor ingredients for all forms of foods and beverages for human consumption, excluding gum, sugar confections and chocolate confections and non-alcoholic beverages. The agreement also provides Firmenich with co-exclusive rights with respect to non-alcoholic dry powdered beverages.

We received an initial license fee payment of $10 million from Firmenich following execution of the agreement in August 2009.  Firmenich also agreed to fund a portion of our ongoing research under the agreement for a minimum of two years, with three consecutive options of one year each that could further extend the collaborative research funding period at consecutively higher funding rates.  In addition, Firmenich agreed to pay us a second $10 million license fee within 30 days following regulatory approval of the first flavor ingredient that Firmenich selects for development and determines to be commercially viable.

Under the terms of an amendment to this collaboration agreement entered into on October 30, 2009, Firmenich will pay us a non-refundable $2 million payment as part of the previously disclosed second license fee. In return, we have agreed to grant Firmenich with a period of additional time to conclude its evaluation of S6973, Senomyx’s lead sucrose enhancer. Firmenich will have until February 2010 to select S6973 for commercial development and determine that it is commercially viable.  The remaining $8 million portion of the second license fee will be due to Senomyx upon Firmenich’s positive decision to proceed with commercial development of S6973.

Should Firmenich decide to forgo rights to S6973, Senomyx will have the right to license S6973 to any third party in the product categories previously licensed to Firmenich without restrictions. Under this circumstance, the remaining $8 million portion of the second license fee will be due at the time Firmenich decides to proceed with commercial development of any other Sweet Enhancer covered under the agreement that receives regulatory approval and that Firmenich determines to be commercially viable.

The other terms of the collaboration agreement between Firmenich and Senomyx as described in our Current Report on Form 8-K filed on August 3, 2009 remain unchanged.  We intend to file the amendment with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.

Item 2.02                                             Results of Operations and Financial Condition.

On November 5, 2009, we announced financial results for the quarter ended September 30, 2009 in the earnings release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release of Senomyx, Inc. dated November 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ DAVID BERGER
David B. Berger Vice President, General Counsel and Corporate Secretary

Date: November 5, 2009

INDEX TO EXHIBITS

99.1	Press release of Senomyx, Inc. dated November 5, 2009.